Exhibit 10.27

As adopted on November 19, 2003

BANKUNITED FINANCIAL CORPORATION

CODE OF ETHICS FOR THE

CHIEF EXECUTIVE OFFICER AND SENIOR FINANCIAL OFFICERS

This BankUnited Financial Corporation (“BankUnited”) Code of Ethics for the Chief Executive Officer and Senior Financial Officers (“Code of Ethics”) applies to BankUnited’s Chief Executive Officer and Chief Financial Officer and to its Chief Accounting Officer and Controller (collectively, “You”). BankUnited expects all of its employees, in the fulfillment of their duties for BankUnited, to act in accordance with the highest standards of personal and professional integrity in all aspects of their activities, to comply with all applicable laws, rules and regulations, to act to deter wrongdoing and to abide by the BankUnited Code of Ethics and other policies and procedures adopted by BankUnited to govern the conduct of its employees. This Code of Ethics is intended to supplement the BankUnited Code of Ethics, and all persons subject to this Code of Ethics must also comply with the BankUnited Code of Ethics applicable to all of BankUnited’s directors, officers and employees generally.

Pursuant to this Code of Ethics, BankUnited hereby requires you, and you agree to:

(a)	Engage in and promote honest and ethical conduct, including the ethical handling of actual or apparent conflicts of interest between personal and professional relationships;

(b)	Avoid conflicts of interest and disclose to the Audit Committee any material transaction or relationship that reasonably could be expected to give rise to such a conflict;

(c)	Take all reasonable measures to protect the confidentiality of non-public information about BankUnited or its subsidiaries and their customers obtained or created in connection with your activities, and to prevent the unauthorized disclosure of such information unless such disclosure is required by applicable law or regulation or legal or regulatory process and approved by BankUnited’s general counsel;

(d)	Produce full, fair, accurate, timely and understandable disclosure in reports or documents that BankUnited or its subsidiaries files with, or submits to, the Securities and Exchange Commission and other regulators and in other public communications made by BankUnited or its subsidiaries;

(e)	Comply with applicable governmental laws, rules and regulations as well as with the rules and regulations of any self-regulatory organizations of which BankUnited or any of its subsidiaries is a member; and

(f)	Promptly report any known violation of this Code of Ethics to the Audit Committee.

You understand that you, and every other officer and director of BankUnited and every person acting under their direction, are prohibited from directly or indirectly taking any act to fraudulently influence, coerce, manipulate or mislead the independent public auditors of BankUnited or its subsidiaries for the purpose of rendering the financial statements of BankUnited or its subsidiaries misleading.

You understand that you will be held accountable for your adherence to this Code of Ethics. Your failure to observe the terms of this Code of Ethics may result in disciplinary action, up to and including termination of employment for cause. A violation of this Code of Ethics could also constitute a violation of law and result in civil and criminal penalties for you, your supervisors and/or BankUnited.

If you have any questions regarding the best course of action in a particular situation, you should promptly contact any member of the Audit Committee, Corporate Governance and Nominating Committee or other committee composed of independent members of the Board of Directors designated for this purpose by the Board, BankUnited’s General Counsel, the law firm of Camner, Lipsitz and Poller or BankUnited’s outside counsel, the law firm of Morgan, Lewis and Bockius. Contact information for these persons is attached to this Code of Ethics as Exhibit A. You may choose to remain anonymous in reporting any violation of this Code of Ethics.

Waivers of this Code of Ethics may only be granted on the recommendation of the Board of Directors, the Audit Committee or such other committee of independent members the Board of Directors designated for that purpose. Any waivers of this Code of Ethics will promptly be disclosed to shareholders as required by the Securities Exchange Act of 1934 and the rules thereunder and the applicable rules of the Nasdaq National Market or any other securities market in which BankUnited’s securities are listed.

Your Personal Commitment to the BankUnited Code of Ethics for the Chief Executive Officer and Senior Financial Officers

I acknowledge that I have read and received the BankUnited Code of Ethics for the Chief Executive Officer and Senior Financial Officers, dated November 19, 2003, and understand my obligations to comply with this Code of Ethics.

I understand that my agreement to comply with this Code of Ethics does not constitute a contract for employment.

Please sign here:______________________________	Date:_________________________________

Please print your name:_________________________

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